EARNINGS CALL PRESENTATION Fiscal Year 2019, Third Quarter February 1, 2019

CALL HORACIO ROZANSKI PARTICIPANTS PRESIDENT AND CHIEF EXECUTIVE OFFICER LLOYD HOWELL CHIEF FINANCIAL OFFICER AND TREASURER NICHOLAS VEASEY DIRECTOR INVESTOR RELATIONS 1

DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, Adjusted Diluted EPS, free cash flow, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Fiscal 2019 Full Year Outlook,” reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2019. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. All financial information for the full fiscal years ended March 31, 2017 and March 31, 2018 and the fourth quarter of fiscal year 2018 ended March 31, 2018 presented herein is as previously reported in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.  Booz Allen is not required to retroactively recast any such financial information for the effects of ASC 606 and ASU 2017-07 until its Annual Report on Form 10-K for the fiscal year ended March 31, 2019.  As such, the financial information presented herein for full fiscal years ended March 31, 2017 and March 31, 2018 and the fourth quarter of fiscal year 2018 ended March 31, 2018 does not reflect any impact of ASC 606 and ASU 2017-07. Unless otherwise specified, all references to "record" results are with respect to the period since Booz Allen's initial public offering. 2

KEY FINANCIAL RESULTS THIRD QUARTER FISCAL YEAR 2019 PRELIMINARY RESULTS THIRD QUARTER (1) YEAR TO DATE (12/31/18) (1) Revenue $1.7 billion 13.1% Increase $4.9 billion 8.5% Increase Revenue, Excluding Billable Expenses $1.2 billion 12.2% Increase $3.5 billion 9.5% Increase Adjusted EBITDA $180 million 23.8% Increase $521 million 19.5% Increase Adjusted EBITDA Margin on Revenue 10.8% 9.5% Increase 10.6% 10.1% Increase Net Income $132 million 76.2% Increase $329 million 50.1% Increase Adjusted Net Income $103 million 36.6% Increase $305 million 38.4% Increase Diluted EPS $0.92 80.4% Increase $2.27 55.5% Increase Adjusted Diluted EPS $0.72 41.2% Increase $2.12 42.3% Increase Net Cash Provided by Operating $9 million (87.5)% Decrease $283 million 14.7% Increase Activities 1) Comparisons are to prior fiscal year periods 3

Q3 FY19 Performance: Aligned with Investment Thesis

Investment Thesis

Unique Market Position

Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies
First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth
Creating value for critical missions and top priorities

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Strong Financial Returns

50% ADEPS Growth
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~2% Dividend Yield

6 - 9% Annual Revenue Growth
10 - 30 bps Margin Expansion
~$1.4B in Capital Deployment

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Option Value

Continued investment in new business lines and solutions that will drive future growth

Industry Leading Growth	• Growth in revenue ex-billables driving earnings growth – 12% growth year-over-year • Expanding talent base plus near-record total backlog to catalyze strong future growth
Margin Expansion Supports Increase in Guidance Range	• Strong margin performance ahead of expectation for 2019; Adj. EBITDA Margin on Revenue of 10.8% • Strong contract performance was the primary contributor to margin strength • Guidance of Adj. EBITDA Margin on Revenue now a range of 10% to 10.5%, an increase from approximately 10% previously
Prudent Capital Deployment	• $83 million in share repurchases; $172 million through December 31, 2018 • $27 million in quarterly dividends; $82 million through December 31, 2018 • Increasing quarterly dividend by $0.04 per share (vs. prior increases of $0.02 per share)

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HISTORICAL BACKLOG & BOOK-TO-BILL Backlog (1) $25 $21.4 $20.5$20.4 $20 $12.4 $17.0 $12.4 $16.7 $16.7 $16.1 s n $13.6 $13.5 $13.6 $14.0 $9.2 $9.6 $10.1 o $15 $9.2 i l $11.8 $12.0 l $8.3 i $7.0 $7.5 $7.7 b $10 $6.6 $6.5 n i $4.8 $3.9 $4.5 $5 $3.3 $4.2 $4.2 $4.1 $2.5 $2.9 $3.2 $3.1 $3.2 $3.6 $4.2 $3.5 $2.7 $2.6 $3.3 $2.8 $2.8 $2.9 $2.7 $2.8 $0 $2.5 Q4'16 (2) Q1'17 (2) Q2'17 (2) Q3'17 (2) Q4'17 (2) Q1'18 (3) Q2'18 (3) Q3'18 (3) Q4'18 (2) Q1'19 (4) Q2'19(4) Q3'19 (4) Funded Unfunded Priced Options Book-to-Bill Trends 4.0x 3.66x 3.0x 2.7x 2.17x 2.0x 1.64x 1.31x 1.14x 1.04x 0.82x 0.92x 0.99x 1.0x 0.6x 0.45x 0.0x Q4'16 (2) Q1'17 (2) Q2'17 (2) Q3'17 (2) Q4'17 (2) Q1'18 (3) Q2'18 (3) Q3'18 (3) Q4'18 (2) Q1'19 (4) Q2'19 (4) Q3'19 (4) Quarterly Book-to-Bill LTM Book-to-Bill 1) For more information on the components of backlog, and the differences between backlog 2) Revenue as reported under ASC 605 and remaining performance obligations, please see the Company's Form 10-Q for the fiscal 3) Revenue as adjusted from previously reported to reflect ASC 606 and ASU 2017-07 quarter ending 12/31/18 4) Revenue as reported, reflecting ASC 606 and ASU 2017-07 5

CAPITAL ALLOCATION DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY • Increasing our quarterly dividend by $0.04 per share (vs. prior increases of $0.02 per share) • Investor day yield target a priority, as is continuing our track record of quarterly dividend growth • Our FY19 and multi-year capital deployment plans remain on track, subject to market conditions • Aim to deploy $350 million this fiscal year • Aim to deploy $1.4 billion over the next three fiscal years • We returned $110 million to shareholders in dividends and share repurchases during the quarter, equating to ~$254 million year to date and ~$362 million over the last twelve months • Approximately $330 million of share repurchase authorization remained as of December 31, 2018 Quarterly Capital Deployment ($ in Millions) LTM Capital Deployment ($ in Millions) $373.0 $384.5 $340.1 $362.1 $110.1 $269.6 $279.1 $307.3 $108.2 $238.7 $252.6 $80.5 $83.0 $200.1 $75.5 $68.3 $55.4 $48.1 $41.1 $30.5 $103.4 $24.9 $27.7 $27.4 $27.2 $27.1 $101.4 $105.4 $107.2 $109.5 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Quarterly Dividends Share Repurchases Quarterly Dividends Share Repurchases 6

FINANCIAL OUTLOOK - FULL YEAR FY19 GUIDANCE INCREASING MARGIN AND ADEPS GUIDANCE Current Prior (Q2 Announcement) Revenue Growth 7.0 - 8.0% 6.0 - 8.0% Adjusted EBITDA Margin on Revenue 10.0% - 10.5% ~10% Adjusted Diluted EPS (1) $2.65 - $2.75 $2.55 - $2.65 Net Cash Provided by Operating Activities $360 - $500 million $460 - $500 million Assumptions for ADEPS Guidance Tax Rate 24 - 26% 24 - 26% Share Count 141 - 144 million 141 - 144 million 1) Adjusted Diluted EPS guidance is based on fiscal 2019 estimated average diluted shares outstanding in the range of 141 million to 144 million shares and assumes an effective tax rate in the range of 24 - 26%, which excludes any re-measurements of our deferred taxes related to the 2017 tax law, including the approved tax accounting method change in 7 October 2018

APPENDIX 8

NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group (the “Carlyle Acquisition”), and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. The Company prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the Carlyle Acquisition, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iv) release of income tax reserves, and (v) re-measurement of deferred tax assets and liabilities as a result of the 2017 Tax Act in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property and equipment. 9

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Nine Months Ended December 31, 2018	Nine Months Ended December 31, 2017
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,663,112	$ 1,470,709	$ 4,923,957	$ 4,536,524
Billable expenses	510,047	443,015	1,465,831	1,378,235
Revenue, Excluding Billable Expenses	$ 1,153,065	$ 1,027,694	$ 3,458,126	$ 3,158,289
Adjusted Operating Income				
Operating Income	$ 161,932	$ 128,473	$ 467,295	$ 388,027
Transaction expenses (a)	—	—	3,660	—
Adjusted Operating Income	$ 161,932	$ 128,473	$ 470,955	$ 388,027
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 132,037	$ 74,927	$ 328,954	$ 219,186
Income tax expense	8,232	31,572	68,569	104,683
Interest and other, net (b)	21,663	21,974	69,772	64,158
Depreciation and amortization	17,780	16,701	50,359	48,196
EBITDA	179,712	145,174	517,654	436,223
Transaction expenses (a)	—	—	3,660	—
Adjusted EBITDA	$ 179,712	$ 145,174	$ 521,314	$ 436,223
Adjusted EBITDA Margin on Revenue	10.8%	9.9%	10.6%	9.6%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	15.6%	14.1%	15.1%	13.8%
Adjusted Net Income				
Net income	$ 132,037	$ 74,927	$ 328,954	$ 219,186
Transaction expenses (a)	—	—	3,660	—
Release of income tax reserves (c)	(462)	—	(462)	—
Re-measurement of deferred tax assets/liabilities (d)	(28,972)	—	(27,908)	—
Amortization or write-off of debt issuance costs and write-off of original issue discount	533	672	2,401	1,993
Adjustments for tax effect (e)	(139)	(199)	(1,576)	(727)
Adjusted Net Income	$ 102,997	$ 75,400	$ 305,069	$ 220,452
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	143,056,900	146,570,617	143,832,886	148,447,248
Adjusted Net Income Per Diluted Share (f)	$ 0.72	$ 0.51	$ 2.12	$ 1.49
Free Cash Flow				
Net cash provided by operating activities	$ 8,636	$ 68,858	$ 283,203	$ 246,920
Less: Purchases of property and equipment	(18,404)	(26,078)	(58,076)	(63,067)
Free Cash Flow	$ (9,768)	$ 42,780	$ 225,127	$ 183,853

(a) Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 23, 2018.

(b) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(c) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.

(d) Reflects primarily the adjustment made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act.

(e) Fiscal 2018 reflects the tax effect of adjustments at an assumed effective tax rate of 40%. For fiscal 2019 with the enactment of the 2017 Tax Act, adjustments are reflected using an assumed effective tax rate of 26%, which approximates a blended federal and state tax rate for fiscal 2019, and consistently excludes the impact of other tax credits and incentive benefits realized.

(f) Excludes an adjustment of approximately $0.8 million and $2.1 million of net earnings for the three and nine months ended December 31, 2018, respectively, and excludes an adjustment of approximately $0.7 million and $1.9 million of net earnings for the three and nine months ended December 31, 2017, respectively, associated with the application of the two-class method for computing diluted earnings per share.

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FINANCIAL RESULTS – KEY DRIVERS Third Quarter Fiscal 2019 – Below is a summary of the key factors driving results for the fiscal 2019 third quarter ended December 31, 2018 as compared to the prior year: • Revenue increased by 13.1% to $1.7 billion driven primarily by continued strength in client demand, which led to a total headcount increase of more than 1,000 and an increase in direct client staff labor, as well as improved contract performance. • Revenue, Excluding Billable Expenses increased 12.2% to $1.2 billion due to increased client demand which led to increased client staff headcount, an increase in direct client staff labor, and improved contract performance. • Operating Income and Adjusted Operating Income both increased 26.0% to $161.9 million. Increases in both were primarily driven by the same factors driving revenue growth, as well as improved contract performance. The Company also benefited from an $11.2 million reduction in expense as a result of an amendment and re-valuation of its long term disability plan liability • Net income increased 76.2% to $132.0 million and Adjusted Net Income increased 36.6% to $103.0 million. These increases were primarily driven by the same factors as Operating Income and Adjusted Operating Income. Net income and Adjusted Net Income also benefited from the Company’s recognition of an income tax benefit driven by the lower federal corporate tax rate of approximately $20.6 million, which is $10.0 million higher than the benefit recognized in the prior year period. Additionally, Net income benefited from an additional income tax benefit of approximately $29.0 million related to the re-measurement of the Company's deferred tax assets and liabilities related to the tax method change for unbilled receivables approved by the Internal Revenue Service in the third quarter of fiscal 2019. • EBITDA increased 23.8% to $179.7 million and Adjusted EBITDA increased 23.8% to $179.7 million. These increases were due to the same factors as Operating Income and Adjusted Operating Income. • Diluted EPS increased to $0.92 from $0.51 and Adjusted Diluted EPS increased to $0.72 from $0.51. The increases were primarily driven by the same factors as Net Income and Adjusted Net Income, as well as a lower share count in the third quarter of fiscal 2019. • As of December 31, 2018, total backlog was $20.5 billion, an increase of 22.7% .  Funded backlog was $3.5 billion, an increase of 22.5%. 11

FINANCIAL RESULTS – KEY DRIVERS Nine Months Ended December 31, 2018 – Booz Allen's cumulative performance for the first three quarters of fiscal 2019 has resulted in: • Net cash proved by operating activities was $283.2 million as of December 31, 2018 as compared to $246.9 million in the prior year period. Delays in the billing and collection of our revenue growth, including administrative delays in client processing, resulted in decreases to operating cash. However, increased efficiencies related to working capital during the year partially offset those decreases in operating cash, resulting in an overall improvement in operating cash over the prior year period. Free Cash Flow was $225.1 million as of December 31, 2018 as compared to $183.9 million as of December 31, 2017. Free Cash Flow was affected by the same factors affecting cash provided by operating activities as well as a decrease in capital expenditures year over year related to infrastructure investments. 12